Exhibit 99.1

Micronet Enertec Technologies, Inc. Reports Second Quarter 2014 Financial Results;

Quarterly Sequential Revenue Growth of 18% With 42% Increase in Backlog Over Year End

*           Company expects a significant increase in the second half of 2014 revenues, in excess of 35% compared to the first half of 2014

*           Results of one month of the recently acquired Beijer business are included in this quarter; earnings impacted by acquisition related expenses

Montvale, NJ August 14, 2014 /PRNewswire/ -- Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the second quarter and six months ended June 30, 2014.

David Lucatz, Chief Executive Officer of Micronet Enertec Technologies, Inc. stated, “We are at an exciting point in our growth, however, this is not yet reflected in our quarterly results, given the timing of certain events as part of our road map going forward.  In June, we acquired Beijer Electronics’ MRM division, establishing ourselves as a dominant player in the MRM market.  Only one month of the acquired division’s revenues are consolidated in the second quarter results.  We also witnessed a reduction in revenue from one of our legacy customers during the quarter, temporarily impacting our revenue performance.  That said, we saw healthy growth in our MRM business, transitioning our revenue to a more diverse customer base with increased market share in the higher growth local fleet vehicle vertical.  Given our improved backlog performance, we expect our revenues for the second half of 2014 to grow in excess of 35% compared to the first half of the year.”

Mr. Lucatz continued, “We are advancing with our growth strategy. We concluded the acquisition of Beijer's MRM division which provides us with significant new opportunities in the MRM space.  Now, our combined extensive offering of rugged computers and tablets is ideally suited to service the rapidly growing MRM service providers in the MRM marketplace. Our ability to centralize our MRM operations in the U.S. and leverage a stronger U.S. sales team, will position us well to more effectively penetrate the local fleet vertical, the fastest growing vertical in the MRM space.”

Second Quarter 2014 Review

•           Total revenue declined 15% to $6.6 million, as compared to $7.8 million in the second quarter of 2013, due to reduced sales to the Company’s major client.  Sequentially, revenues increased 18% compared to the first quarter of 2014. Second quarter revenues include approximately one month of revenue contribution from the recent acquisition of Beijer's  MRM division.

•           Selling General & Administrative (SG&A) expense increased to $2 million as compared to $1.2 million in the same quarter of 2013, primarily related to costs associated with the acquisition of Beijer’s  MRM division and consolidating the Company’s MRM operations within the U.S.

•           The Company reported an operating loss of $1.1 million as compared to operating income of $865,000 in the second quarter of 2013.

•           Net loss attributable to Micronet Enertec  for the second quarter was $1.3 million or a loss of ($0.22) per basic and diluted share. During the second quarter, the Company had approximately $290,000 in one-time acquisition expenses.

•           At June 30, 2014 the Company reported cash and marketable securities totaling $16.3 million and working capital of $19.5 million.

•           Backlog increased by 42% to $20.4 million as compared to backlog of $14.4 million at December 30, 2013.

“We saw strong backlog growth in the quarter of 22% compared to the same quarter last year and 42% compared to year end 2013. During the second quarter, we received a $2.7 million order from a customer working with the transit industry, for the TREQ-VMx mobile rugged tablet, a product that became part of our portfolio with the Beijer acquisition.  Additionally, we received an $800,000 follow-on order from a client catering to the heavy construction market, for TREQ-VMI, a tablet developed for both in-cab and out-of-cab operations. We are very encouraged to see demand for our products from a variety of MRM markets.

 “Our Aerospace & Defense segment has a solid customer base that continues to deliver a consistent source of revenue.  During the second quarter we announced $3 million in cumulative follow-on orders for a missile defense system support program.  These orders follow the initial $2.6 million order we received in November 2013.  Given the current global environment and sustained tensions in several areas of the world, we anticipate continued demand for the products offered by our Aerospace and Defense segment.”

First Six Months 2014 Review

•           Total revenue was $12.2 million, compared to $18.1 million in the first half of 2013. The decline in revenue was due to reduced sales to the Company’s major client.  Revenue is expected to increase in the second half of 2014, including Beijer’s revenues which will be fully integrated at that time.

•           SG&A expense was $3.2 million in the first half of 2014, as compared to $2.3 million in the first half of 2013.  SG&A for the first six months of 2014 included costs associated with the acquisition of Beijer’s MRM division and consolidation of the MRM business within the U.S.

•           Operating loss was $1.2 million compared to operating income of $2.3 million in the first half of 2013. The operating loss was mainly due to decline in revenues.

•           Net loss attributable to Micronet Enertec for the first half of 2014 was $1.6 million or ($0.28) per basic and diluted share, based on 5.8 million shares outstanding.

Mr. Lucatz concluded, “This is a transformative time for our Company.  We see tremendous opportunity for our products as we target the growing MRM market, with a focus on local fleet management, the fastest growing segment.  The acquisition of Beijer's MRM division diversifies our customer base, expands our geographic reach, fortifies our U.S. sales presence and strengthens our R&D efforts, all of which position us well to aggressively drive the successful penetration of high growth MRM verticals.”

Conference Call

Micronet Enertec will host a conference call today at 9:00 a.m. ET to discuss the Company's financial results for the second quarter and first six months ended June 30, 2014.   Dial in for U.S. based callers is (888) 668-9141, callers from outside of the U.S should dial 972-3-918-0610.

Participants may also access a live webcast of the conference call through the Investor Relations section of our  website by clicking here.

A telephone replay will be available for two weeks following the end of the call.  Replay dial in for U.S. based callers is (877) 456-0009, callers outside of the U.S should use: 972-3-3-925-5925

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share and Earnings Per Share Data)
(Unaudited)

	Six months ended June 30,		Three months ended June 30,
	2014	2013	2014	2013

Revenues	$12,153	$18,132	$6,586	$7,771
Cost of revenues	8,244	11,618	4,729	4,903
Gross profit	3,909	6,514	1,857	2,868

Operating expenses:
Research and development	1,618	1,389	874	680
Selling and marketing	759	678	368	364
General and administrative	2,482	1,650	1,598	866
Amortization of intangible assets	251	471	158	93
Total operating expenses	5,110	4,188	2,998	2,003

Income (loss) from operations	(1,201)	2,326	(1,141)	865
Financial expenses, net	634	1,848	588	717

Income (loss) before provision for income taxes	(1,835)	478	(1,729)	148
Taxes on income	(37)	130	(116)	11

Net income (loss)	(1,798)	348	(1,613)	137
Net income (loss) attributable to non-controlling interests	(192)	1,037	(339)	364

Net loss attributable to Micronet Enertec Technologies, Inc.	(1,606)	(689)	(1,274)	(227)

Loss per share attributable to Micronet Enertec Technologies, Inc.
Basic and diluted	$(0.28)	$(0.18)	$(0.22)	$(0.04)

Weighted average common shares outstanding:
Basic and diluted	5,831,246	3,725,998	5,831,246	5,210,247

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(USD In Thousands)
(Unaudited)

	Six months ended June 30,		Three months ended June 30,
	2014	2013	2014	2013

Net income (loss)	$(1,798)	$348	$(1,613)	$137
Other comprehensive income (loss), net of tax:
Currency translation adjustment	212	724	238	115
Total comprehensive income (loss)	(1,586)	1,072	(1,375)	252
Comprehensive income (loss) attributable to the non-controlling interests	149	(1,137)	220	(423)
Comprehensive loss attributable to Micronet Enertec Technologies, Inc.	$(1,735)	$(65)	$(1,595)	$(171)

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Par Value Data)

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,223	$12,825
Marketable securities	7,124	6,969
Trade account receivables, net	12,813	13,467
Inventories	6,509	4,324
Derivative asset - call options	-	460
Other account receivable	1,515	1,165
Total current assets	37,184	39,210
Property, and equipment, net	2,433	2,440
Intangible assets and others, net	5,180	1,076
Goodwill	1,466	-
Long term deposit	74	103
Total long term assets	9,153	3,619
Total assets	$46,337	$42,829

LIABILITIES AND EQUITY
Short term bank credit and current portion of long term bank loans	$8,700	$5,058
Current portion of long term notes, net of discount	989	-
Trade account payables	5,310	4,361
Other account payables	2,599	3,355
Total current liabilities	17,598	12,774
Long term loans from banks and others	5,492	3,130
Long term notes, net of discount	-	933
Finance lease	88	109
Accrued severance pay, net	125	172
Deferred tax liabilities, net	85	113
Total long term liabilities	5,790	4,457
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding Common stock; $.001 par value, 100,000,000 shares authorized, 5,831,246 s shares issued and outstanding as of June 30, 2014 and December 31, 2013	6	6
Additional paid in capital	7,486	8,053
Accumulated other comprehensive income	1,559	1,389
Retained earnings	6,817	8,423
Micronet Enertec Technologies, Inc. stockholders' equity	15,868	17,871
Non-controlling interests	7,081	7,727
Total equity	22,949	25,598
Total liabilities and equity	$46,337	$42,829

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP"), we provide additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●
Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the acquisition of Beijer's MRM division. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to the Acquisition. The amortization of acquired intangible assets are non-cash charges. We believe that such changes do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-Transaction operating results.

●
Amortization of note discount and related expenses - These interest expenses are non-cash and are related to amortization of discount of the UTA Capital LLC notes. Such expenses do not reflect our on-going operations and most of them will be incurred up to the end of fiscal 2014.

●
Change in fair value of call options and warrants – The change in fair value of the call options relating to the Acquisition is recorded as interest expense. The change in fair value is derived primarily from Micronet’s share price and does not reflect our on-going operations.

●
Stock-based compensation  is share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to  our operational performance.

●
One time expenses relates to purchase of a business - These expenses are one time and relates directly to the purchase of the Vehicle business and consist mainly of legal and accounting fees, finders fees and travel expenses. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide investors with a consistent basis for comparing pre- and post-Business purchase operating results.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net income per diluted share attributable to Micronet Enertec:

	Six months ended June 30,
	(Dollars in Thousands, other than share and per share amounts)
	2014	2013
GAAP net loss attributable to Micronet Enertec	$(1,606)	$(689)
Amortization of acquired intangible assets	251	471
Change in fair value of call options and warrants	308	193
Amortization of note discount and related expenses	56	1,188
Stock-based compensation	13	6
One time expenses relates to purchase of a business	290	-
Income tax-effect of above non-GAAP adjustments	(28)	(71)
Total Non-GAAP net income (loss) attributable to Micronet Enertec	$(716)	$1,098

Non-GAAP net income (loss) per diluted share attributable to Micronet Enertec	$(0.12)	$0.29
Shares used in per share calculations	5,831,246	3,727,372
GAAP net income (loss) per diluted share attributable to Micronet Enertec	$(0.28)	$(0.18)
Shares used in per share calculations	5,831,246	3,725,998

	Three months ended June 30,
	(Dollars in Thousands, other than share and per share amounts)
	2014	2013
GAAP net loss attributable to Micronet Enertec	$(1,274)	$(227)
Amortization of acquired intangible assets	158	93
Change in fair value of call options and warrants	381	(105)
Amortization of note discount and related expenses	6	619
Stock-based compensation	7	6
One time expenses relates to purchase of a business	290	-
Income tax-effect of above non-GAAP adjustments	(14)	(14)
Total Non-GAAP net income (loss) attributable to Micronet Enertec	$(446)	$372

Non-GAAP net income (loss) per diluted share attributable to Micronet Enertec	$(0.08)	$0.07
Shares used in per share calculations	5,831,246	5,211,888
GAAP net loss per diluted share attributable to Micronet Enertec	$(0.22)	$(0.04)
Shares used in per share calculations	5,831,246	5,210,247

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two companies, Enertec Systems 2001 Ltd ("Enertec"), its wholly-owned subsidiary, and Micronet Ltd ("Micronet"), in which it has a controlling interest.  Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others.  The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to, those statements regarding successful integration of the Company  and Beijer's MRM division, potential growth of the Company's MRM business with increased market share in the higher growth local fleet vehicle vertical, increase in revenues, effect of revenues from Beijer operations on the Company's  future results, presence and levels of backlog, and demand in our  Aerospace and Defense segment.  Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2013 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:
John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS)
(203) 972-9200
jnesbett@institutionalms.com/jbelodeau@institutionalms.com